                                                                   Exhibit 3.91

                                                             SUE ANNE GILROY
             RESTATEMENT OF ARTICLES OF INCORPORATION        SECRETARY OF STATE
                                                             CORPORATIONS DIVISION
             State Form 42152 (RS / 4-95)                    302 W. Washington St, Rm. E018
             Approved by State Board of Accounts 1995        Indianapolis, IN 46204
INSTRUCTIONS:   Use 8 112" x 11" white paper for inserts.    Telephone: (317~232-6576
                Present original and two (2) copies to
                address in upper right Indiana Code
                23-1-38-7 comer of this form.
                Please TYPE or PRINT                         FILING FEE IS: $30.00
                Upon completion of fifing the Secretary
                of State will issue a receipt

                                 RESTATEMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                        Sweitzer's Offset Services, Inc.
                              (Name of Corporation)

The above corporation (hereinafter referred to as the "Corporation" existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporate action effectuating the restatement of its Articles of Incorporation.
sets forth the following:

                             ARTICLE I - RESTATEMENT

SECTION 1: The date of incorporation of the Corporation:

             September 29, 1972

 SECTION If: The name of the Corporation following this restatement:

             Sweitzer's Offset Services, Inc.

 SECTION III: The exact test of the Restatement of Articles of Incorporation is attached as "Exhibit A".

     ARTICLE 11 - MANNER OF ADOPTION AND VOTE (Strike inapplicable section)

 SECTION 1: <#>The restatement does not contain an amendment requiring shareholder approval and the board of directors adopted the restatement.</#>

SECTION III:The restatement contains an amendment requiring shareholder approval and the vote is set forth below:
   /x/      VOTE OF SHAREHOLDERS
            The designation (i.e. common, preferred and any classification where different classes of stock exists), number of outstanding shares, number of votes entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth as follows:

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                                                         TOTAL     A     B     C

DESIGNATION OF EACH VOTING GROUP                                 Common

                                                                  Stock

NUMBER OF OUTSTANDING SHARES                              100      100

NUMBER OF VOTES ENTITLED TO BE CAST                       100      100

NUMBER OF VOTES REPRESENTED AT THE MEETING                100      100

SHARES VOTED IN FAVOR                                     100      100

SHARES VOTED AGAINST                                        0

   / / The number cast for the amendment by each voting group was sufficient for approval by that voting group.

        In Witness Whereof, the undersigned being the Vice President

                                             (Title)

        of said Corporation executes this Restatement of Articles of Incorporation and verifies, subject to penalties of perjury, that the
        statements contained herein are true, this    25 th day of September
        1998



     SIGNATURE                            PRINTED NAME

      /s/  Kathleen M. Delaney               Kathleen M. Delaney, Vice President
      ----------------------------

                                                                       EXHIBIT A


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF

                        SWEITZER'S OFFSET SERVICES, INC.


         Sweitzer's Offset Services, Inc. (herein after referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law ("IBCL"), as amended, executes the following Amended and Restated Articles of Incorporation:

FIRST:  The name of the corporation is:  Sweitzer's Offset Services, Inc.

SECOND: The address of the registered office of the Corporation in the State of Indiana is One North Capitol Avenue, 10th Floor, Indianapolis (County of Marion), Indiana 46204. The name of its registered agent at such address is C T Corporation System.

THIRD:  The purposes of the Corporation are:

                   A. To purchase, acquire, hold, own, improve, develop, sell, convey, assign, release, mortgage, encumber, use, lease, hire, manage, deal in and otherwise dispose of real property and personal property of every nature, or any interest therein, improved or otherwise; to do every other act or acts and thing or things incidental to or connected with the aforesaid; and

                   B. To engage in, promote, conduct and carry on any lawful acts or activities for which corporations may be organized under the IBCL.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock with no par value.

FIFTH: The number of directors of the Corporation shall be three (3). None of the directors need be a stockholder or a resident of the State of Indiana.

SIXTH: No director shall be liable for any action taken as a director, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the IBCL; and (ii) the breach or failure to perform constitutes willful misconduct ore recklessness.

If the IBCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the IBCL, as so amended.

Any repeal or modification of the foregoing provisions of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of the director of the Corporation existing at the time of such repeal or modification.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions herein contained, in the manner now or hereafter prescribed by statute, and all rights, powers, privileges and discretionary authority granted or conferred herein upon stockholders or directors are granted subject to this reservation.


IN WITNESS WHEREOF, said Sweitzer's Offset Services, Inc. has caused this Certificate to be signed by Kathleen M. Delaney, its Vice President, this Twenty-Fifth day of September, 1998.



                                             SWEITZER'S OFFSET SERVICES, INC.



                                             By:  /s/   Kathleen M. Delaney
                                                ------------------------------

                                                  Vice President